EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in Registration Statement No. 333-163247 on Form S-3ASR, and in Registration Statement Nos. 33-61093, 333-34433, 333-34435, 333-76140, 333-132738, 333-161888 and 333-166298 on Form S-8, and in Post-Effective Amendment No. 1 to Registration Statement No. 333-76140 on Form S-8 of our report dated May 18, 2011 relating to the Piedmont Natural Gas Company, Inc. 401(k) Plan appearing in this Annual Report on Form 11-K of Piedmont Natural Gas Company, Inc. for the year ended December 31, 2010.
/s/ McGladrey & Pullen, LLP
Charlotte, North Carolina
May 18, 2011